Exhibit 10.58

SECURITY AGREEMENT

December 9, 2004

This Security Agreement is made this day by and between Electropure, Inc., a California corporation, its subsidiary, Electropure EDI, Inc., a Nevada corporation (together referenced as “Debtor”) and SnowPure, LLC, a Nevada Limited Liability Company (“Secured Party”) to specify their respective rights and obligations regarding the collateral described below, given as security by Debtor under that certain Loan Agreement and that Secured Promissory Note, both of even date with this Security Agreement (the “Loan Agreement” and the “Note,” respectively).

1.                                       Grant Of Security Interest.  Debtor hereby irrevocably grants Secured Party a security interest in the Collateral, as defined below, for the agreement Term, to secure Debtor’s payment under the Loan Agreement and Note, the terms of which are hereby incorporated by this reference as though set forth here fully.

2.                                       Collateral.  As specified in more detail in Schedule A, attached to this agreement, the Collateral which is subject to Secured Party’s rights under this agreement is all equipment used for the manufacture and development of Debtor’s ion exchange membrane technology, all product (inclusive of the membrane itself) in production and which has not been shipped to Debtor’s customers at the time of Secured Party’s exercise of its rights under this agreement, and all intellectual property rights whatsoever, inclusive of ownership, possession and control, held by Debtor in such technology and product(s).

3.                                       Debtor’s Covenants.  Debtor promises:

A.                                   To timely meet its obligations to Secured Party under the Loan Agreement and Note.

B.                                     To cooperate as between themselves, and to take all actions necessary, to meet Debtor’s obligation to pledge the Collateral as security for this transaction.

C.                                     To pay all expenses, including attorneys’ fees, incurred by Secured Party in the perfection, preservation, realization, enforcement, and exercise of its rights under this agreement (except as may be specified in the Loan Agreement).

D.                                    To indemnify Secured Party against loss of any kind, including attorneys’ fees, caused to Secured Party by reason of its interest in the Collateral.

E.                                      To conduct debtor’s business efficiently and without voluntary interruption, and to vigorously defend Debtor’s intellectual property rights as relating to the Collateral.

F.                                      To pay all taxes when due.

G.                                     To give secured party notice of any litigation that may have a material adverse effect on the business or the Collateral.

H.                                    Not to sell, lease, transfer, license, or otherwise impair or dispose of the Collateral.

I.                                         Not to pledge, hypothecate or otherwise encumber in any way, or permit liens on the Collateral, except existing liens or current tax liens.

J.                                        To maintain fire and all other insurance coverage normally purchased to cover the Collateral in the amounts and under policies acceptable to Secured Party, naming Secured Party under a lender’s loss payable clause, and to provide Secured Party with the original policies and certificates at Secured Party’s request.

K.                                    Not to use the Collateral for any unlawful purpose or in any way that would void any effective insurance.

L.                                      To perform all acts necessary to maintain, preserve, and protect the Collateral.

M.                                 To refrain from any change in Debtor’s business plan or its use of company resources in any manner inconsistent with Debtor’s business plan, policy, and usual and customary practices in place as of the date of this agreement, except by prior written consent or recorded authorization or ratification by Debtor’s Board of Directors.

N.                                    To notify Secured Party promptly in writing of any default, potential default, or any development that might have a material adverse effect on the Collateral.

O.                                    To execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a first perfected security interest in the Collateral.

P.                                      To cooperate fully and completely in preparing, executing, filing and otherwise handling all documentation required by Secured party to perfect its security interest in the Collateral as Debtor’s prioritized, first-in-line creditor.

4.                                       Secured Party’s Covenants.  Secured Party promises:

A.                                   To provide funding of the loan funds, the repayment of which the Collateral secures, promptly upon the satisfactory execution of all documents related to the transaction evidenced by the Loan Agreement, Note and this agreement.

B.                                     To provide within a reasonable time a proper and satisfactory release of it security interest in the Collateral upon its receipt of full payment or principal and accrued interest as specified in the Loan Agreement and Note.

5.                                      Debtor’s Warranties and Representations.  Debtor covenants, warrants, and represents as follows:

A.                                   Debtor is a Corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all necessary authority to conduct its business and defend or prosecute its rights wherever it is conducted.

B.                                     Borrower is aware that Electropure EDI, Inc., is the actual holder of the Collateral being pledged as security under this transaction, and that Electropure EDI, Inc. is a wholly-owned subsidiary of Electropure, Inc. Debtor has been authorized by its respective Boards to execute and deliver this agreement as a valid and binding obligation of Debtor.

C.                                     Debtor owns good and marketable title to each item constituting the Collateral in this transaction, and such is free from all liens, levies, pledges or encumbrances of any nature whatsoever.

D.                                    This agreement creates a perfected, first priority security interest in Secured Party’s favor, enforceable against the Collateral in which Debtor now has rights, and will create a perfected, first priority security interest enforceable against the Collateral in which Debtor later acquires rights, if and when debtor acquires those rights during the Term of this agreement.

E.                                      Neither the execution and delivery of this agreement nor the taking of any action in compliance with it will (i) violate or breach any law, regulation, rule, order, or judicial action binding on Debtor, any agreement to which Debtor is a party, Debtor’s Articles of Incorporation or Bylaws; or (ii) result in; the creation of a lien against the Collateral except that created by this security agreement.

F.                                      No default or potential default exists.

6.                                       Term and Termination.  This agreement shall be in effect for a Term of 90 days, or until full payment is made by Debtor under the Loan Agreement and Note (if earlier than 90 days), plus such time as may be necessary (A) to execute and file a proper release of Secured Party’s interest in the Collateral upon the successful repayment of the loan shown by the Loan Agreement and Note, or (B) if Secured Party acts to enforce its rights under this agreement, the Loan Agreement, or the Note, for whatever length of time is required to fully implement such enforcement and effect Secured Party’s satisfaction. The agreement will terminate upon the successful and complete conclusion of either alternative above.

7.                                       Default.  Debtor will be in Default under this agreement if:

A.                                   Debtor fails to pay its entire indebtedness to Secured Party when due, at maturity as stated in the Loan Agreement and Note.

B.                                     Debtor commits any breach of this agreement, or any present or future rider or supplement to this agreement, or any other agreement between debtor and Secured Party evidencing the obligation or securing it.

C.                                     Any warranty, representation, or statement, made by or on behalf of Debtor in or with respect to the agreement, is false.

D.                                    The Collateral is lost, stolen or damaged.

E.                                      There is a seizure or attachment of, or a levy on, the Collateral.

F.                                      Debtor dissolves, becomes inactive, becomes insolvent, becomes unable to meet its ordinary obligations as they come due, a receiver is appointed for any part of Debtor’s property, Debtor makes an assignment for the benefit of creditors, or any proceeding is commenced either by Debtor or against Debtor under any bankruptcy or insolvency laws.

G.                                     Debtor’s sale, conveyance, lease, license, assignment or other transfer of all or any part of the Collateral without Secured Party’s prior consent.

H.                                    Secured Party for any reason deems itself insecure.

8.                                       Power of Attorney.  Debtor hereby appoints Michael Snow, or any other person whom Secured Party may designate, as debtor’s attorney in fact, with the following powers:

A.                                   To perform any of Debtor’s obligations under this agreement, the Loan Agreement or the Note in Debtor’s name or otherwise.

B.                                     To give notice of Debtor’s right to payment from third parties, to enforce that right, and to make extension agreements with respect to it.

C.                                     To release persons liable on rights to payment in order to compromise disputes with those persons, and to surrender security, all as Secured Party determines in its sole discretion when acting in good faith based on information known to it when it acts.

D.                                    To prepare and file financing statements, termination statements, and the like, as necessary to perfect, protect, preserve, or release Secured Party’s interest in the Collateral.

E.                                      To endorse Debtor’s name on instruments, documents, or other forms of payment or security that come into Secured Party’s possession.

F.                                      To take cash in payment of obligations.

G.                                     To verify information concerning rights to payment by inquiry in its own name or in a fictitious name.

H.                                    To prepare, execute, and deliver insurance forms, adjust insurance claims, receive payment under insurance claims, and apply such payment to reduce Debtor’s obligation.

9.                                       Remedies.  When an event of Default occurs, Secured Party may:

A.                                   Declare the Debtor’s obligations in this transaction immediately due and payable, without demand, presentment, protest, or notice to debtor, all of which Debtor expressly waives.

B.                                     Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Uniform Commercial Code.

Debtor must assemble the Collateral and make it and all records relating to it available to Secured Party as Secured Party directs, and allow Secured Party, its representatives, and its agents to enter the premises where all or any part of the Collateral, the records, or both may be, and remove any or all of it. Debtor must execute all documents reasonably required to transfer possession, title and control of the Collateral without requiring that Secured Party resort to court authority. Debtor expressly agrees that upon its failure to cooperate as per this section, Secured Party may act under the authority provided in section 8.A, above, and that Debtor will be liable for the costs of collection and enforcement, as per terms elsewhere in this agreement.

10.                                 Joint and Several Liability. As multiple signatories and co-Debtors under this agreement,  Electropure, Inc. and Electropure EDI, Inc. (the “Debtor Entities” for this section) are each jointly and severally liable for all obligations and a breach of the terms of this agreement by one Debtor Entity shall be deemed a breach by both. Any discharge of one Debtor Entity, except for full payment, shall not affect the continuing liability of the other. The Debtor Entities each waive all of the following:

A.                                   Any right to require Secured Party to proceed against either Debtor Entity before the other, or to pursue any other remedy; and

B.                                     Any right to the benefit or to direct the application of any Collateral, except in the ordinary course of business, until the obligations of this agreement, the Loan Agreement and the Note are fully discharged.

11.                                 Costs and Attorneys’ Fees.  Debtor will pay all attorneys’ fees, legal expenses and collection costs incurred in Secured Party’s legal efforts to enforce its rights under this agreement in each and every action, suit, or other proceeding. Such amounts shall include any and all appeals, or petitions therefrom; fees associated with bankruptcy proceedings; and post-judgment collection services or costs.  As used herein, the term “attorneys’ fees” means the full costs of legal services performed in connection with the matters involved, calculated on the basis of usual fees charged by an attorney performing those services, and not limited to “reasonable attorneys’ fees” as defined in any statute or rule of the court.

12.                                 Waiver by Secured Party.  No waiver by Secured Party of any breach or default will be a waiver of any breach or default occurring later.  A waiver will be valid only if it is in writing and signed by Secured Party.

13.                                 Survival of Representations and Warranties.  Debtor’s representations and warranties made in this security agreement will survive its execution, delivery, and termination.

14.                                 Interpretation, Severability.  Titles and headings appearing in this agreement are for convenience only and shall have no interpretive effect on the terms. If any term or phrase or provision of this agreement is found by a court or arbitrator to be invalid it shall be severed from the agreement but its absence shall not affect the remaining terms, which shall retain full force and effect.

15.                                 Assignment, Governing Law, Entire Agreement.  This agreement will bind and benefit the successors and assignees of the parties. Neither party may assign its rights or obligations under this Security Agreement, the Loan Agreement, or the Note, without the prior written consent of the other. This contract will be governed by the law of California. This agreement is the entire agreement, and supersedes any prior agreement or understandings, between Secured Party and Debtor relating to the Collateral, except as may be specified in the Loan Agreement or Note. In the case of conflict between the terms of the agreements, the Loan Agreement shall control over both the Note and this agreement, and the Note shall control over this agreement.

16.                                 Notice.  All notices to be given under this agreement shall be given in writing by United States registered or certified mail, return receipt requested, by personal delivery, by facsimile (if receipt thereof is confirmed) or by express courier service to the address or, as applicable, facsimile number for the respective parties given in the Loan Agreement, provided that if any party gives notice of a change of name or address, notices to that party shall hereafter be given as demanded in that notice. Except as otherwise set forth herein, all notices and demands given by mail shall be effective on the second business day after mailing; and all notices and demands otherwise given as provided above shall be effective upon transmission. Notice to Debtor, below, shall be deemed to be notice to both entities constituting Debtor in this transaction.

17.                                 Dispute Resolution.  The Parties agree that the resolution of any conflict or dispute arising between them based on this transaction or its documentation shall be first attempted informally. If such is not successful, if such is not successful, then the resolution of the dispute shall be next by submission to mediation, before a mediator chosen by an arbitration or mediation services provider local to San Diego County. Should mediation fail to produce a resolution of the dispute, the dispute shall be decided by binding arbitration before an arbitrator chosen by an arbitration services provider local to San Diego County.  The result or finding of arbitration shall be binding on all parties, and the resolution produced by mediation, or the result or finding produced by arbitration, shall be fully enforceable.  Recognizing that submission of the dispute to binding arbitration restricts their right to sue in court, the parties willingly waive any rights they may have to bring the dispute before a judge or jury.

Debtor:
Electropure, Inc.	Electropure EDI, Inc.
A California corporation	A Nevada corporation

By:	/S/ Floyd H. Panning	By:	/s/ Floyd H. Panning
	Floyd H. Panning, President / CEO		Floyd H. Panning, President / CEO

Secured Party:

SnowPure, LLC

A California Limited Liability Company

By:	/s/ Michael Snow
Michael Snow, President

Schedule A

1.               Forming Equipment

•                  Extruder, Leistritz

•                  Gear Pump

•                  Glycerine Metering Pump

•                  Extrusion Die, EDI

•                  3-Roll Stack

•                  Roll Take-up

•                  Vacuum Pump

•                  Heat Exchangers (3)

•                  Loss in Weight Feeders (2)

•                  LIW Controllers (2)

a.               TSMS Data Collection with PC and software

2. Testing Equipment a. Test Cell b. Voltage Power Supply c. Ohmmeter d. Conductivity Meter e. Lab Oven f. Scale g. Laboratory Glassware h. Crock pots

3. Converting Equipment a. CPVC tank & Cart b. High temp Pumps c. Heaters & Controllers d. Older tanks & Heaters

4.               Infrastructure

a.               Chiller

b.              Voltage Transformers (2)

c.               Dust Collector

d.              Ozone odor control

e.               Fume extraction

f.                 Laboratory Cabinets & Sink

g.              Tables, Cabinet

h.              Chrome storage racks

i.                  Membrane Tools & Toolbox

5.               Materials

a.    Raw materials present at the time of Secured Party’s exercise of its rights under this Security Agreement of December 8, 2004.

b.    Finished Goods unshipped at the time of Secured Party’s exercise of its rights under this Security Agreement of December 8, 2004. .

6.                                       Intellectual Property

a. US Patent Nos. 6503957 and 6716888

b. European Patent No. EP1101790

c. Other patents pending at the time of execution of loan documents, including Patent applied for in Japan, JP2001220454A Patent applied for in Israel, IL139737D Patent applied for in Taiwan, TW496767B Patent applied for in Canada, CA2325938A1

d. All trademark, trade secrets, copyright, proprietary information (inclusive of customer lists, manufacturing procedures, Know-how,” etc.), and all documents tending to reflect the same.